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                NORD RESOURCES CORPORATION ANNOUNCES REPORT THAT
          SIERRA RUTILE MINESITE HAS BEEN RE-TAKEN BY GOVERNMENT FORCES

                                  Press Release


     DAYTON, Ohio, February 1, 1995 -- Nord Resources Corporation (NYSE:NRD) announced today that further to the announcement of 20 January 1995 concerning suspension of operations at Nord's 50% owned rutile mine in Sierra Leone, West Africa, Nord advises that operations remain suspended, however, reports from Freetown, Sierra Leone advise that the Government military forces on Wednesday February 1, 1995 (Sierra Leone time) re-took the mine site following an attack on the rebels occupying the mine. It is believed that the three company employees taken hostage are still in the control of the rebels.

     At this stage, the extent of damage, if any, is unknown. It is planned that within the next 48 hours a preliminary onsite assessment will be undertaken subject to the ongoing security situation.


CONTACT: Terence H. Lang, senior vice president-finance, or Susan A. Baker, director of investor relations, both of Nord Resources Corporation. 513-433-6307


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